                                                                     EXHIBIT 5.1

                 [STEWART MCKELVEY STIRLING SCALES LETTERHEAD]
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
SUITE 900                   CORRESPONDENCE:     TELEPHONE: 902.420.3200     CHARLES S. REAGH
PURDY'S WHARF TOWER ONE     P.O. BOX 997        FAX:       902.420.1417     DIRECT DIAL: 902.420.3335
1959 UPPER WATER STREET     HALIFAX, NS         HALIFAX@SMSS.COM            DIRECT FAX:  902.496.6173
HALIFAX, NS                 CANADA  B3J 2X2     WWW.SMSS.COM                CSR@SMSS.COM
CANADA  B3J 3N2
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File Reference: NS2112-85

June 13, 2002

MARATHON OIL CORPORATION
5555 San Felipe Road
Houston, TX 77056

MARATHON GLOBAL FUNDING COMPANY
c/o Marathon Oil Corporation
5555 San Felipe Road
Houston, TX 77056

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (Registration Nos. 333-90034 and 333-90034-01), as amended (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission (the "COMMISSION") by Marathon Oil Corporation, a Delaware corporation ("MARATHON"), and Marathon Global Funding Corporation, a Nova Scotia unlimited company ("MARATHON FUNDING"), under the Securities Act of 1933, as amended (the "ACT"), relating to unsecured debt securities of Marathon Funding (the "MARATHON FUNDING SECURITIES") fully and unconditionally guaranteed by Marathon to be issued and sold by Marathon and Marathon Funding from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed U.S. $400,000,000, certain legal matters in connection with the Securities are being passed upon for you by us.

In our capacity as your special Nova Scotia counsel in the connection referred to above, we have examined (i) the Memorandum of Association and Articles of Association of Marathon Funding (together, the "CHARTER DOCUMENTS"), (ii) the form of the Indenture filed as Exhibit 4.1 to the Registration Statement to be executed by Marathon Funding, as issuer, Marathon, as guarantor, and JPMorgan Chase Bank, as trustee (the "INDENTURE"), pursuant to which the Marathon Funding Securities may be issued, and (iii) the originals, or copies certified or otherwise identified, of corporate records of Marathon Funding, certificates of public officials and of representatives of Marathon Funding, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

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Marathon Oil Corporation
June 13, 2002
Page 2

In expressing our opinion in paragraph 1 we have relied exclusively upon a certificate of status pertaining to Marathon Funding issued on behalf of the Registrar of Joint Stock Companies for the Province of Nova Scotia, dated June 13, 2002.

Based upon and subject to the foregoing, we are of the opinion that:

1. Marathon Funding is an unlimited company duly incorporated and validly existing in good standing under the laws of the Province of Nova Scotia.

2. When (i) the Indenture has been duly authorized by Marathon Funding and duly executed and delivered by Marathon Funding and constitutes an enforceable obligation of Marathon Funding under the laws of the State of New York as provided therein, (ii) Marathon Funding has taken all necessary corporate action to approve and establish the terms of the Marathon Funding Securities and (iii) the Marathon Funding Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, assuming the choice of the laws of the State of New York to govern the Debt Securities is bona fide, the choice of the laws of the State of New York to govern the Debt Securities will be upheld as a valid choice of law and, if specifically pleaded and proved, the laws of the State of New York will be applied by the courts of competent jurisdiction in the Province of Nova Scotia, except with respect to procedure, which will be governed by the laws of Nova Scotia; provided that such choice of law is not contrary to public policy, as that term is understood under Nova Scotia law. Based solely on our review of the Indenture and our review otherwise described above but without having any knowledge of New York law we have no reason to believe that a court of competent jurisdiction in the Province of Nova Scotia would refuse to apply New York law to govern the Debt Securities.

The opinions set forth above are limited in all respects to matters of the laws of the Province of Nova Scotia. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ STEWART MCKELVEY STIRLING SCALES
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    STEWART MCKELVEY STIRLING SCALES